Exhibit 10.28


                             Artistic License Films
                              250 West 57th Street
                                    Suite 606
                            New York, New York 10107


                                                                    June 3, 1998



Harold Rashbaum
Hollywood Productions, Inc
14 East 60th Street, Suite 402
New York, NY 10022

        RE:"DIRTY LAUNDRY"

        Dear Mr. Rashbaum:

     The following shall constitute a binding agreement between Hollywood Productions Inc. ("Client") and Artistic License Films ("Distributor") concerning the U.S. theatrical distribution of the feature film "DIRTY LAUNDRY".


        1. DEFINITIONS:

     For the purposes of this Agreement, the following terms shall have the following meanings:

     (a) The "Film" means "DIRTY LAUNDRY" which was directed by Robert Sherwin and Michael Normand. .

     (b) The "Territory" means New York and Los Angeles. Distributor shall use best efforts to book the "Film" in three theatres in New York and two in Los Angeles.

     (c) The "Term" means the period of time commencing on the date hereof and continuing up to (6) months.

     (d) "Distribution Expenses" means all of the actual, direct costs and expenses incurred or caused to be incurred by Distributor in connection with prints, videotapes and other materials, advertising, promotion, exploitation and distribution of the Film inclusive of the expenses described in paragraph 3 herein. Where Distribution Expenses are incurred by Distributor in connection with more than one film, one of which is the Film, the allocation of Distribution Expenses to the Film shall be in good faith and shall be reasonable for the Film.

     (e) "Gross Receipts" means the aggregate of all monies actually collected by Distributor from the theatrical exploitation of the Film in the Territory during the Term hereof. Advances and guarantees in respect of such theatrical exploitation shall be included in Gross Receipts at such time as they have been collected by Distributor (as agent for Client), and are nonrefundable. Gross Receipts shall be net of refunds, credits, discounts, allowances and adjustments granted by Distributor, and agreed to by Client, to exhibitors. Such Gross Receipts shall be deposited in a bank account under the joint control of Distributor and Client (Joint Account).

        2. CREATION OF A DISTRIBUTION AGENCY RELATIONSHIP:

        Client agrees to retain Distributor, and Distributor agrees to act as the agent for Client in the Territory during the Term of this Agreement for the exclusive theatrical, promotion and exploitation of the Film. In regular consultation with Client, Distributor will provide, among other services, supervision and advice with respect to the promotion and advertising of the Film; consultation with respect to the development of key artwork; development of a release strategy; booking of the Film into theaters; and collection of Gross Receipts, as agent of Client. Distributor is authorized to act on Client's behalf as an agent to a disclosed principal solely in a limited capacity and only to the extent of Distributor to perform under this Agreement; however, nothing herein shall permit the Distributor to bind the Client or incur any liability on behalf of Client except as provided in this agreement. Notwithstanding anything contained in this agreement to the contrary, Distributor shall have no rights in the copyright of the Film or any materials, prints, advertisements, imaging or other products thereof. Each of the Parties to this Agreement shall perform its obligations hereunder as an independent contractor, and nothing herein shall be construed to create any relationship among the Parties other than one among independent contractors.

        3. MATERIALS TO BE FURNISHED TO DISTRIBUTOR:

        Within thirty (30) days following Client's execution of this agreement, Client shall furnish Distributor with the following:

     (a) Four (4) of prints of the Film;

     (b) At least twenty-five (25) videotape cassette copies (VHS) of the Film;

     (c) Between fifty (50) and one hundred (100) production still photographs from the Film; and

     (d) At least one (1) master press kit.

         4. CLIENT'S LIABILITY FOR DISTRIBUTION EXPENSES:

     Distributor shall be permitted to incur reasonable Distribution Expenses on behalf of Client in performing its duties hereunder, as per the annexed budget of which the items to be furnished as per paragraph 3 is included therein, and Client shall , as necessary, advance to Distributor or the appropriate agency, all Distribution Expenses to be incurred on its behalf by Distributor.
Distributor and Client hereby acknowledge and agree that such Distribution Expenses shall not exceed sixty-five thousand and twenty-five ($65,025) dollars, unless otherwise authorized by Client in writing prior to being incurred by Distributor.

        5. DISTRIBUTOR'S FEE:

     Distributor's fee for providing the services described herein shall be twenty-five percent (25%) of the Gross Receipts (the "Distributor Fee") from the theatrical distribution of the Film. Upon execution hereof Client shall pay Distributor a nonreturnable retainer, provided Distributor renders in good faith those services, in the amount of twenty thousand ($20,000) dollars (the Retainer") which shall constitute an advance against the Distributor Fee.

        6. DISPOSITION OF GROSS RECEIPTS:

     Gross Receipts shall be allocated, applied, and paid on a cumulative basis in the following order of priority:

     (a1) First, 75% to the recoupment by Client of its Distribution Expenses and any direct and verifiable distribution expenses incurred by Distributor and not covered in Client's distribution expenses and approved by Client.

     (a2) 25% to the repayment to Client of the Retainer.

     (b) Third, to the payment to Distributor of the Distributor Fee set forth in paragraph 5 above.

     (c) The remaining Gross Receipts shall be deemed "Net Proceeds" to be retained by Client.

        7. STATEMENTS AND PAYMENTS:

     Distributor shall account to Client weekly during the Term. A statement shall be rendered in Distributor's customary itemized form, accompanied by payment of the amounts, if any, stated to be due thereupon, within seven (7) days of the end of each weekly accounting period. If any such statement reflects Distribution Expense expenditures by Distributor which have remained unreimbursed for thirty (30) days, Client shall thereupon pay Distributor the amount of such unreimbursed Distribution Expenses. Distributor shall have the right to suspend its performance hereunder if Client fails to make any such payments. Upon thirty (30) days written notice, Client shall have the right to inspect the books and records of Distributor in order to verify the accuracy of said statements.

        8. CLIENT'S APPROVALS:

     Any artwork, the choice of a press agent, release strategy and marketing plan shall be subject to Client's prior written approval.

        9. VERSION OF THE FILM:

     Distributor shall not edit or in any way alter the Film without the prior written approval of Client; provided, however, that Distributor shall have the right to add its name and logo to the Film.

         10. REPRESENTATIONS AND WARRANTIES:

     (a) Distributor has and will continue to have the right to enter into and perform this Agreement.

     (b) Client has and will continue to have the right to enter into and to perform this Agreement and to grant to Distributor all of the rights and licenses granted herein in accordance with the terms hereof, without any additional payment by Distributor to any third party. Client further warrants that neither the Film nor any part thereof, nor the exercise of any right, license of privilege granted herein, violates or will violate or infringe the rights of any person or other entity whatsoever.

        11. INDEMNIFICATION:

     Client shall indemnify and save harmless Distributor, its successors, licensees and assigns, and any representatives thereof, against any and all claims and expenses (including without limitation reasonable legal fees and expenses) incurred by any of them by reason of the breach of any warranty, undertaking, representation or agreement made or entered into herein or hereunder by Client.

     Distributor shall indemnify and save harmless Client, its successors, licensees and assigns, and any representatives thereof, against any and all claims and expenses (including without limitation reasonable legal fees and expenses) incurred by any of them by reason of the breach of any warranty, undertaking, representation or agreement made or entered into herein or hereunder by Distributor.

        12. NOTICES:

     All notices and payments hereunder, as applicable, shall be given in writing to Client and Distributor at their respective addresses set forth above, or to such other addresses as Client of Distributor shall specify by notice as herein provided. Copies of all notices to Distributor shall be sent simultaneously to W. Wilder Knight, II, Esq., Pryor, Cashman, Sherman & Flynn, 410 Park Avenue, New York, New York 10022.

        13. MISCELLANEOUS:

     This letter shall serve as a complete and binding agreement, to be interpreted in accordance with the internal laws of the State of New York. It is the intent of the parties that there shall be no prejudice toward, or negative constructions or interpretations applied toward, either party by reason of the fact that this letter agreement is drafted as a letter from Distributor to Client.

     If the foregoing accurately reflects our understanding, please countersign and return one copy of this letter to us.


Sincerely yours,

ARTISTIC LICENSE FILMS

By: Sande Zeig

/s/ Sande Zeig
TITLE: President

ACCEPTED AND AGREED TO:
By: Hollywood Productions, Inc.

/s/ Harold Rashbaum 6/9/98

TITLE: President